                                                                  EXHIBIT 23 (a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements No. 33-41995, No. 33-61493, No. 33-50160 and No. 333-12237 on Form S-8 and No.
333-43263 on form S-3 of our reports dated February 5, 1999 (February 23, 1999 as to Note 2), appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated and Subsidiaries for the year ended December 31, 1998.




DELOITTE & TOUCHE LLP
Buffalo, New York
March 29, 1999